Exhibit 3.10

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD. OFFERED FOR SALE. PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL (II) REGISTERED UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR (2) THE COMPANY IS PROVIDED AN OPINION OF COUNSEL TO THE HOLDER SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED,

Warrant No,	Issue Date:

DC  Brands International. Inc.

Warrant for Up To 2.000.000 Shares of Common Stock

FOR VALUE RECEIVED. DC Brands International. Inc.. a Colorado corporation (the "Company"), hereby issues to ________________ or his permitted and registered transferee (the "Holder") the right to obtain or purchase from the Company up to Two Million (2,000,000) shares of fully paid and non-assessable Common stock, par value $0,001 per share ("Common Stock") of the Company (the "Shares"), at a purchase price per Share as set out below (the "Warrant Price"). The number of Shares and the Warrant Price shall be subject to adjustment from time to time pursuant to the terms and conditions hereof.

    1.   Term.  Subject to the terms and conditions set forth below, this Warrant shall be exercisable in whole or in part at any time and from time to time on and after the first anniversary of the date hereof and on or before the Expiration Date (as defined in Section 2.4 hereof), and shall be void thereafter.

     2.   Exercise of Warrant.

          2.1.          Mechanics of Exercise. The Holder may exercise this Warrant in whole or in part by surrendering this Warrant, a duly executed Notice of Exercise in substantially the form attached hereto as Exhibit A, the Investment Representation Statement in the form annexed hereto as Exhibit B, and the original certificate representing the Shares comprising the balance of the Unit purchased by Holder, at the principal executive offices of the Company.   The Holder shall also deliver to the Company simultaneously with the Holder's Notice of Exercise and Investment Representation Statement payment of the aggregate Warrant Price, if any. for the Shares being purchased, and the Original certificate representing the Shares purchased with this Warrant as part of the Unit. The payment for the exercise of  this Warrant may be in the form of a bank, cashier's or certified check payable to the order of the Company, or by wire transfer to an account designated in writing by the Company. In the event  that the Holder elects to exercise less than the full number of Shares recorded above, the Company will execute and deliver to the Holder a Warrant of like form in the number of Shares granted by the Company (as recorded above) less the number of  Shares exercised.

          2.2.          When Exercise Effective. The exercise of this Warrant shall be deemed to have been effective for the Holder immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in Section 2.1, and at such time the person or persons in whose name or names any certificate or certificates for Shares shall be issuable upon such exercise as provided in Section 2.3 shall  be deemed to have become the holder or holders of record thereof.

         2.3.           Delivery of Stock Certificates. Etc. As soon as practicable after the surrender of this Warrant, the Company will cause to be issued in the name of, and delivered to, the Holder a certificate or certificates for the number of fully paid and non-assessable Shares which the Holder lias purchased.

                                         2.4.          Expiration Date. This Warrant shall expire on the earliest of (i) the ninety-first day after the one year anniversary of the grant of this Warrant to the Holder, as recorded above, (ii) the effective date of the first registration statement of the Company to become effective under the Securities Act of 1933. as amended (the "Securities Act"), that includes securities to be sold on behalf of the Company to the public in an underwritten public offering (the "IPO"), and (iii) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock that the stockholders of the Company prior to such transaction own. directly or indirectly, less than fifty percent (50%) of the voting power of the surviving entity (the earliest such date is referred to herein as the "Expiration Date").

                                         2.5.          Piggy-Back Registration. If the Holder exercises any portion of the Warrant, and thereafter the Company proposes to file a registration statement under the Securities Act with respect to an offering for its own account of any class of its equity securities (other than a registration statement on Form S-8 (or any successor form) or any other registration statement relating solely to employee benefit plans or filed in connection with an exchange offer, a transaction to which Rule 145 (or any successor provision) under the Securities Act applies or an offering of securities solely to the Company's existing shareholders), then the Company shall in each case give written notice of such proposed filing to the Holder as soon as practicable (but no later than 20 business days) before the anticipated filing date, and such notice shall offer each Holder the opportunity to register such number of shares of Restricted Stock as such Holder may request. Each Holder desiring to have Restricted Stock included in such registration statement shall so advise the Company in writing within 10 business days after the date on which the Company's notice is so given, setting forth the number of shares of Restricted Stock for which registration is requested. If the Company's offering is to be an underwritten offering, the Company shall, subject to the further provisions of this Agreement, use its reasonable best efforts to cause the Managing Underwriter to permit the Holders of the Restricted Stock requested to be included in the registration for such offering to include such Restricted Stock in such offering on the same terms and conditions as any similar securities of the Company included therein. The right of each Holder to registration pursuant to this Section 2.5 in connection with an underwritten offering by the Company shall, unless the Company otherwise assents, be conditioned upon such Holder's participation as a seller in such underwritten offering and its execution of an underwriting agreement with the managing underwriter or underwriters selected by the Company, Notwithstanding the foregoing. if the Managing Underwriter of such offering delivers a written opinion to the Company that either because of (a) the kind of securities that the Company, the Holders and any other persons or entities intend to include in such offering or (b) the size of the offering that the Company, the Holders and any other persons or entities intend to make, the success of the offering would be materially and adversely affected by inclusion of the Restricted Stock requested to be included, then (i) in the event that the size of the offering is the basis of such managing underwriter's opinion, the number of shares of Restricted Stock to be registered and offered for the accounts of Holders shall be reduced pro rata on the basis of the number of securities requested by such Holders to be registered and offered to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters (provided that if securities are being registered and offered for the account of other persons or entities in addition to the Company, such reduction shall not be proportionally greater than any similar reductions imposed on such other persons or entities) and (ii) in the event that the combination of securities to be offered is the basis of such managing underwriters opinion, (x) the Restricted Stock to be included in such registration and offering shall be reduced as described in clause (i) above or (y) if such actions would, in the reasonable judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Restricted Stock requested to be included would have on such offering, such Restricted Stock will be excluded entirely from such registration and offering. Any Restricted Stock excluded from an underwriting shall, if applicable, be withdrawn from registration and shall not, without the consent of the Company, be transferred in a public distribution prior to the earlier of ninety (90) days (or such other shorter period of time as the managing underwriter may require) after the effective date of the registration statement or ninety (90) days after the date the Holders of such Restricted Stock are notified of such exclusion.

         2.6.          Determination of Warrant Price. Absent adjustment under Section 3 hereof, the exercise price of the Warrant is the delivery of the Warrant and the original certificate representing the Shares, with no additional payment due.

     3.           Adjustments.

         3.1.          Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the Expiration Date subdivide its Common Stock, by stock split or otherwise, or combine its Common Slock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuance upon the exercise of this Warrant shall forthwith be proportionately increased in the ease of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Warrant Price, if any, but the aggregate Warrant Price shall remain the same. Any adjustment under this Section 3.1 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

         3.2.          Adjustment for Reorganization, Consolidation and Merger. In case of the approval by the Company's directors of a transaction effecting die acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions resulting in the issuance of shares or exchange of the outstanding shares of the Company's capital stock such that the stockholders of the Company prior to such transaction would own. directly or indirectly, less than fifty percent (50%) of the voting power of the surviving entity (other than as a result of a subdivision, combination or stock dividend provided for in Section 3.1) then, as a condition to such reclassification, reorganization or change, provision shall be made so that the Holder shall have the right to exercise this Warrant under the terms and at the Warrant Price, as adjusted, provided herein, at or prior to closing of such transaction. Notice of such right shall be provided to the Holder at the time and place provided in Section 11 hereof,

                                         3.3.         Adjustment of Warrant Price (Target Price/Period), and Redemption. Notwithstanding the provisions of Section I hereof, die Warrant Price and Term shall be adjusted based on the market performance of the Company's common stock in Over-the-Counter trading during the period after the issue dale of this Warrant until the Expiration Date. If the highest closing bid price for the Company's Common Shares represented by any FINRA member broker-dealer is equal to or exceeds $.30 for any 30 separate trading days after issuance of this Warrant and before exercise, then the Company may, at its sole option, either i) redeem the Warrant by payment of $1.00 to the Holder and thereafter cancel it. or ii) reset the Warrant Price to $.30 per share for some or all of any exercise, and accelerate the Exercise Period to commence at the date of reset leaving the Warrant Term the same.

         3.4.          Adjustment of Number of Shares (Target Price/Period), Notwithstanding the provisions of Section 1 and 2 hereof, the number of shares this Warrant may be exercised for shall be adjusted based on the market performance of the Company's Common stock in Over-she-Counter trading during the period after the issue date of this Warrant until the Expiration Date. In the event the market price member broker-dealer fails to equal or exceed $.30 for any 30 separate trading days during the period beginning on the first day after the 12 month of purchase and ending fifteen months and one day after purchase of Units, the number of shares to be exchanged for this Warrant shall be calculated as follows:  If the average closing price calculated during the specified period of the first day after the 12 month from purchase and ending on the first day after the 15 month was $0.20 then the difference between the agreed amount of $300,000 return on investment and the value at $0.20 would be 1,000,000 shares x $0.20 = $200,000. $300,000 (guaranteed return on investment) - $200,000 = $100,000. $100,000 divided by average price of $0.20 = 500,000 shares due from Warrant subscription.

     4.           Transferability of Warrant.,

         4.1.      Transferability Generally. Subject to the provisions of this Section 4, the Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant to a third party who is not a competitor of the Company by giving the Company advance notice of the portion of this Warrant or the Shares being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and the Holder, if applicable), together with a completed Form of Assignment, in the form attached hereto as Exhibit C. Notwithstanding the foregoing, neither this Warrant nor the Shares may be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonable satisfactory to the Company). The terms and conditions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and each subsequent Holder hereof and their respective successors and assigns.

         4.2.          Ownership. Until this Warrant is transferred on the books of the Company (with the Company's consent), the Company may treat the person in whose name this Warrant is issued as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

5.           Market Stand Off Agreement. The Holder hereby agrees that if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), the Holder shall not, during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Shares or other securities of the Company, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares or other securities of the Company, whether any such previously described transaction is to be settled by delivery the Shares or other securities, in cash or otherwise; provided, however, that the foregoing such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Holder further agrees that the Holder shall execute any "lock-up letter" or similar instrument submitted by the Managing Underwriter to the Holder that reflects the foregoing restrictions or any part thereof and that the Managing Underwriter shall be a third party beneficiary of the provisions of this Section 5 and shall be fully entitled to enforce all rights set forth herein. The Holder hereby irrevocably appoints the Company and its President, or either of them, as the Holder's agents and attorneys-in-fact, with full power of substitution for and in the Holder's name, to execute any such "lock-up letter" or similar instrument submitted by the Managing Underwriter and to do any and all things in connection therewith, it being understood and acknowledged by the Holder that such power of attorney shall not impose or be deemed to impose any fiduciary duty or any other or obligation on either the Company or its President, shall be irrevocable and coupled with an interest and shall not terminate by operation of law. whether by the death, bankruptcy or adjudication of incompetency or insanity of the Holder or the occurrence of any other event. The Company may impose stop-transfer instructions with, respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period. The Holder further agrees that without the prior written consent of the Managing Underwriter, the Holder shall not, during the Market Standoff Period, make any demand for or exercise any right (to the extent the Holder shall have any such right) with respect to, the registration of any Shares or other securities of the Company.

6.           Exchange of Warrant. Upon the surrender by the Holder of this Warrant, properly endorsed, to the Company, the Company, at its expense and subject to the provisions of Section 4 hereof, will issue and deliver so or upon the order of the Holder a new Warrant or Warrants of like form, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of Shares called for on the face or faces of the Warrant or Warrants so surrendered.

7.           Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity bond (or, in the case of any institutional holder, an indemnity agreement) reasonably satisfactory in form and amount to the Company or, in the ease of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and date.

8.           Covenant of Company. The Company hereby covenants and agrees that at all times during the period in which this Warrant may be exercised, as adjusted under Section 3, there shall be reserved for issuance such number of shares of its Common Stock as shall be required to be issued upon exercise of this Warrant.

9.            Representation and Warranty of Holder. The Holder hereby represents and warrants to the Company that the Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and acknowledges that the Company is relying upon this representation and warranty in the issuance of this Warrant to the Holder. The Holder furthermore represents and warrants to the Company that the Holder will not engage in any manner of short sale of the Company's shares during the Warrant Term, and furthermore will not. directly or indirectly, whether by agency or otherwise conduct, direct or instruct any manner of trading activities with the intention of affecting the market price for the Company’s shares during the Warrant Term.

10.           Legends. The certificate(s) representing the Share shall be imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL (1) REGISTERED UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS WILL BE FURNISHED BY THE CORPORATION, WITHOUT CHARGE, TO EACH STOCKHOLDER WHO SO REQUESTS, UPON REQUEST TO THE SECRETARY OF THE CORPORATION.”

    11.           Notice. All notices, consents and other communications under this Warrant shall be in writing and shall be deemed given when delivered personally or when mailed by registered mail, return receipt requested, or reputable overnight delivery service, to the Company at its principal executive offices (Attn: President) and to the Holder at:

(or such other address as the Holder may designate by notice given to the Company pursuant to this Section 11 and shall be registered on the books of the Company). With respect to any notices to Holder triggered by provision of Section 3.2 hereof, delivery shall be deemed given when the notice is delivered by facsimile, e-mail, or other most expeditious means.

12.           Miscellaneous.

12.1.           Termination. Neither this Warrant nor any term hereof may be amended, modified, waived, discharged or terminated orally.

12.2.           Applicable Law. This Warrant shall be construed and enforced in accordance with and governed by the laws of the jurisdiction of incorporation of the Company without regarding to provisions thereof relating to choice of law or conflicts of law.

12.3.           Headings.   The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

12.4.           No Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued in connection with the exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable. the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one Share as determined in good faith by the Company's Board of Directors.

12.5.           No Rights as Stockholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights as a stockholder of the Company by virtue of this Warrant.

13.           Expiration. The right to exercise this Warrant shall expire at 5:00 p.m.. Mountain Standard Time, on the Expiration Date.

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued by a duly authorized officer thereof as of the date set forth above.

DC Brands International, a Colorado corporation

By:
Name :Its:

AGREED AND ACCEPTED:

HOLDER:

By:
Authorized Person

EXHIBIT A

NOTICE OF EXERCISE

[To be signed only upon exercise of Warrant ]

TO:   DC Brands International, Inc.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder ______________ shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full for such shares of $ ________________ representing the full purchase price for such shares at the price per share provided for in such warrant.

and

shall tender payment of all applicable issuance and transfer taxes, if any.

Please issue a certificate or certificates for such shares of Common Stock in the name of:

Name:
Address:

Signature:

Note: The above signature should correspond exactly with the name on the face of this Warrant or with the name of assignee appearing in the assignment form below.

Dated: _____________

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT
(to be executed upon exercise of Warrant)

_________Shares of Company Common Stock

To: DC Brands International, Inc.

In connection with the purchase of the above-listed securities pursuant to exercise of the Warrant referred to herein, the undersigned (the "Holder") hereby represents to DC Brands International, Inc. (the "Company") as follows:

1.       Receipt of Information. The Holder has received all the information it considers necessary or appropriate to determine whether to purchase the shares of Common Stock (the "Shares") issuable upon exercise of the Warrant dated __________ (the "Warrant").

               2.       Investment Representations.
(a)   The Holder is acquiring the Shares to he received upon exercise of this Warrant for the Holder's own account as principal, for investment purposes and not with a view to any distribution thereof in violation of the Securities Act of 1933. as amended (the "Securities Act"), or any other securities laws, and further understands and acknowledges that the offer and sale of the Shares to the Holder pursuant to this Warrant will not be registered under the Securities Act or any slate securities laws on the assumption that the offer and sale of the Shares are exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D thereunder and that Company's reliance upon such exemption is predicated upon such Holder's representations set forth herein.
(b)   The Holder is an "accredited investor" within the meaning of Rule 501 (a) of Regulation D under the Securities Act. and by virtue of such Holder's experience in financial and business matters, is capable of evaluating the merits and risks of such Holder's investment in the Shares, has the ability to bear the economic risks of such an investment, including a complete loss of the investment, and has the capacity to protect the Holder's own interests.
(c)        The Holder acknowledges that the certificates representing the Shares shall bear a legend substantially as set forth below indicating the restrictions on transfers to which the Shares are subject, and instructions shall be given to the transfer agent for the Common Stock, or other equity security being issued, that no transfer is to be effected except in compliance with such transfer restrictions:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD. OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL (1) REGISTERED UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER SATISFACTORY TO HIE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED,

A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS WILL BE FURNISHED BY THE CORPORATION. WITHOUT CHARGE, TO EACH STOCKHOLDER WHO SO REQUESTS, UPON REQUEST TO THE SECRETARY OF THE CORPORATION.”

(d)       Because the Shares have not been registered under the Securities Act or applicable stale securities laws, the Holder acknowledges that the economic risk of the investment must be borne indefinitely by such Holder, the Shares cannot be sold by the Holder unless subsequently registered under the Securities Act and such laws or unless an exemption from such registration is available, and there is no assurance that the Shares will ever be so registered in the future,

(e)       The Holder hereby acknowledges that the Company has made available to such Holder such books, records, corporate documents and other information as such Holder considers necessary to evaluating the merits and risks of an investment in the Shares, The Holder and the Holder's representatives have had the opportunity to ask questions of representatives of the Company and have received satisfactory responses thereto, and to request and receive all documents concerning the Company and the terms and conditions of such Holder's investment in the Shares, The Holder acknowledges that the Holder has not been offered the Shares by any means of general solicitation or advertisement, and that no commission or sales charges is payable to any third party in connection with the exercise of the Warrant.

                         (f)       The Holder recognizes that investment in the Shares involves a high degree of risk. Such Holder is aware that no federal or state agency has made any finding or determination as to the fairness of the Shares for investment, nor any recommendation or endorsement of the Shares.

Dated: ______________	HOLDER:

Signature:

Typed or Printed Name:

Title:

EXHIBIT C

FORM OF ASSIGNMENT

[To be signed only upon transfer of Warrant after approval by the Company]

For value received, the undersigned hereby sells, assigns and transfers unto ____________________ the right represented by the within Warrant to purchase ____ _____ Shares of Common Stock of DC Brands International. Inc. to which the within Warrant relates, and appoints the Secretary of DC Brands International, Inc. as attorney to transfer such right on the books of the Company with full power of substitution in the premises.

Dated: _______________

/s/:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address:

Signed in the presence of:
/s/: